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EXHIBIT 99.3

FOR IMMEDIATE RELEASE	Contact: Don Campion
Special Devices, Inc. (805) 553-1238

SPECIAL DEVICES, INC., SELLS AEROSPACE OPERATIONS

    MOORPARK, Calif., May 14, 2001—Special Devices, Incorporated (SDI), a leading designer and manufacturer of highly reliable, precision-engineered pyrotechnic devices for the aerospace and automotive industries, announced today that it has completed the sale of its aerospace operations to a strategic buyer. SDI's aerospace operations manufacture mission-critical pyrotechnic devices for aircraft, missile, and spacecraft applications.

    "This transaction will complete a strategy we initiated last year to focus on opportunities in our core automotive operations," said Donald Campion, Executive Vice President and Chief Financial Officer of SDI. "Proceeds from the sale will be used to substantially reduce SDI's senior bank borrowings. We intend to continue to pursue opportunities to reduce leverage and increase liquidity."

    First Union Securities' Aerospace & Defense Group advised SDI in the divestiture.

    Special Devices, Incorporated is a privately held corporation whose principal shareholders are affiliates of J. F. Lehman & Company.

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This release contains forward-looking statements relating to the divestiture of SDI's aerospace operations. These forward-looking statements are based on current expectations and involve various risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. SDI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

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  EXHIBIT 99.3